Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jimmy S.M. Lee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Integrated Silicon Solution, Inc. on Form 10-Q for the quarterly period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report on Form 10-Q fairly presents in all material res pects the financial condition and results of operations of Integrated Silicon Solution, Inc.

By :	/s/ Jimmy S.M. Lee Jimmy S.M. Lee Chairman of the Board and Chief Executive Officer August 14, 2003

I, Gary L. Fischer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Integrated Silicon Solution, Inc. on Form 10-Q for the quarterly period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report on Form 10-Q fairly presents in all material re spects the financial condition and results of operations of Integrated Silicon Solution, Inc.

By :	/s/ Gary L. Fischer Gary L. Fischer President, Chief Operating Officer and Chief Financial Officer August 14, 2003